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                                                                    EXHIBIT 23.6

                            CONSENT OF GOLDMAN SACHS

[Goldman Sachs Letterhead] PERSONAL AND CONFIDENTIAL

PERSONAL AND CONFIDENTIAL
------------------------------------------

May 19, 1999

Board of Directors
Morton International, Inc.
100 North Riverside Plaza
Chicago, IL 60606

Re:  Registration Statement on Form S-4 of
     Rohm and Haas Company relating to the
     below-referenced Agreement and Plan of Merger

Ladies and Gentlemen:

     Attached is our opinion letter dated January 31, 1999 with respect to the fairness from a financial point of view to the holders of the issued and outstanding shares of Common Stock, par value $1.00 per share, of Morton International, Inc. (the "Company") of the Offer Consideration and the Merger Consideration (as defined therein), proposed to be paid by Rohm and Haas Company ("Rohm & Haas") in the Offer and the Merger (as defined therein), taken as a unitary transaction, pursuant to the Agreement and Plan of Merger, dated as of January 31, 1999, among Rohm & Haas, Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), a wholly-owned subsidiary of Rohm & Haas, and the Company.

     The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

     In that regard, we hereby consent to the reference to the opinion to our Firm under the captions "Summary; Opinions of financial advisors" and "The Merger; Background of
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Morton International, Inc.
May 19, 1999
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the merger" and "The Merger; Recommendation of the Morton board of directors;
Reasons for the merger" and "The Merger; Opinion of Morton's financial advisor," and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.

                                          GOLDMAN, SACHS & CO.